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                                                                    EXHIBIT 10.1






                         YORK INTERNATIONAL CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                 AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2001
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                         YORK INTERNATIONAL CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

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                                                                           PAGE
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ARTICLE I       PURPOSE AND EFFECTIVE DATE...............................    1
   1.1.     Purpose......................................................    1
   1.2.     Effective Date...............................................    1

ARTICLE II      DEFINITIONS..............................................    1
   2.1.     Definitions..................................................    1

ARTICLE III     ELIGIBILITY..............................................    3
   3.1.     Eligibility..................................................    3
   3.2.     Participation and Deferral Agreements........................    3

ARTICLE IV      DEFERRED COMPENSATION....................................    5
   4.1.     Bonus Deferrals..............................................    5
   4.2.     Salary Deferrals.............................................    6
   4.3.     Matching Contributions.......................................    6
   4.4.     Directors' Fee Deferrals.....................................    6
   4.5.     Vesting......................................................    7

ARTICLE V       ACCOUNTING FOR DEFERRED COMPENSATION.....................    7
   5.1.     Accounts.....................................................    7
   5.2.     Value Adjustments............................................    7

ARTICLE VI      DISTRIBUTIONS OF DEFERRED COMPENSATION...................    8
   6.1.     Time and Manner of Distributions.............................    8
   6.2.     Death of Participant After Commencement of Benefit Payments..    9
   6.3.     Hardship Withdrawals.........................................    9
   6.4.     Incapacity of Recipient......................................    9
   6.5.     Withdrawal at Age 65.........................................    9

ARTICLE VII     FUNDING..................................................   10

ARTICLE VIII    ADMINISTRATION...........................................   10
   8.1.     Administration...............................................   10
   8.2.     Administrative Review........................................   10
   8.3.     General......................................................   11
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ARTICLE IX      CLAIMS PROCEDURE.........................................   11
   9.1.     Initial Claim................................................   11
   9.2.     Procedure for Review.........................................   11
   9.3.     Claim Denial Procedure.......................................   11
   9.4.     Appeal Procedure.............................................   12
   9.5.     Decision on Appeal...........................................   12
   9.6.     Litigation...................................................   12
   9.7.     Disputes:Enforcement of Rights...............................   13

ARTICLE X       AMENDMENT, DISCONTINUANCE AND TERMINATION................   13

ARTICLE XI      YORK STOCK FUND..........................................   13
   11.1.    Directors' Fees Only.........................................   13
   11.2.    Investment Allocation Directions.............................   13
   11.3.    No Reallocation..............................................   13
   11.4.    No Hardship Withdrawals......................................   13
   11.5.    No Stockholders' Rights......................................   14
   11.6.    York Stock Fund Account......................................   14

ARTICLE XII     MISCELLANEOUS............................................   14
   12.1.    Non-Guarantee of Employment..................................   14
   12.2.    Rights of Participants to Benefits...........................   14
   12.2.    Beneficiaries of such Participants...........................   15
   12.3.    No Assignment................................................   15
   12.4.    Withholding..................................................   15
   12.5.    Account Statements...........................................   15
   12.6.    Gender.......................................................   15
   12.7.    Titles.......................................................   15
   12.8.    Governing Law................................................   15
   12.9.    Other Plans..................................................   15
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                         YORK INTERNATIONAL CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                   ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

         1.1. PURPOSE. The Plan is intended to provide deferred compensation for outside directors and for a select group of management or highly compensated employees of the Employer. The Plan is an unfunded plan that is not intended to be (i) subject to Parts 2, 3 or 4 of Title I, Subtitle B of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or (ii) qualified under Section 401(a) of the Internal Revenue Code.

         1.2. EFFECTIVE DATE. This amendment and restatement is effective July 1, 2001. The original effective date for this Plan was December 5, 1993.

                                   ARTICLE II
                                   DEFINITIONS

         2.1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  (a) ACCOUNT. The bookkeeping reserve account established and maintained for each Participant pursuant to Section 5.1 for purposes of determining the amount payable to the Participant pursuant to Article VI.

                  (b) ADMINISTRATIVE COMMITTEE. The Corporation's Pension and Investment Committee which shall be comprised of the individuals who shall from time to time serve as the Corporation's Chief Financial Officer, Vice President of Human Resources and General Counsel and any other individuals designated by the Board.

                  (c) BENEFICIARY. The person or persons designated by a Participant to receive Plan benefits in the event of the Participant's death, such designation to be made in writing on a form satisfactory to the Administrative Committee and effective when received by the Administrative Committee thereby revoking any and all prior designations. If the Participant has not designated a Beneficiary, or if no Beneficiary survives the Participant, the aggregate amount then credited to the Participant's Account shall be paid in a single sum to the Participant's estate.

                  (d) BOARD. The board of directors of the Corporation or, if the Board so directs, the Compensation Committee of such Board acting on behalf of the Board in the exercise of any and all powers and duties of the Board pursuant to this Plan.

                  (e) BONUS DEFERRALS. Part or all of a Participant's annual performance bonus, the receipt of which is deferred by the Participant pursuant to Section 4.1.


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                  (f)      CODE. The Internal Revenue Code of 1986, as amended.

                  (g) COMPENSATION COMMITTEE. The compensation committee of the Board.

                  (h) CORPORATION. York International Corporation and any successor.

                  (i) DEFERRAL AGREEMENT. The written agreement entered into between the Participant and the Employer pursuant to Article III.

                  (j) DEFERRED COMPENSATION. The total amount of a Participant's Bonus Deferrals, Salary Deferrals, and Directors' Fee Deferrals.

                  (k) DIRECTORS' FEE DEFERRALS. Part or all of a Participant's directors' fees, the receipt of which is deferred by the Participant pursuant to Section 4.4.

                  (l) EMPLOYER. The Corporation, its successors and assigns, any subsidiary or affiliated organization of the Corporation, unless such subsidiary or affiliated organization is otherwise excluded as a participating employer designated by the Board, and any organization into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred.

                  (m) MATCHING CONTRIBUTION. Amounts credited to a Participant's Account pursuant to Section 4.3.

                  (n) OUTSIDE DIRECTOR. A member of the Board who is not an employee of the Employer.

                  (o) PARTICIPANT. An individual who is eligible to participate pursuant to Article III and who has delivered an executed Deferral Agreement to the Administrative Committee in accordance with the provisions of
Article III.

                  (p) PLAN. The York International Corporation Executive Deferred Compensation Plan as set forth herein and as amended from time to time.

                  (q) SALARY DEFERRALS. Part or all of a Participant's base salary, the receipt of which is deferred by the Participant pursuant to Section 4.2.

                  (r) VALUATION DATE. Valuation Date shall mean the end of the business day immediately preceding the date as of which any payment, or other determination dependent on the value of Participant Accounts, is to be made. If exact information concerning the value of a Participant's Account as of the close of the business day immediately preceding the date of a distribution is not available, the Administrative Committee shall make a reasonable, good faith, determination of the value in accordance with procedures established by the Administrative Committee.


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                  (s)      VALUE ADJUSTMENTS. Amounts debited and credited to
the Participant's Account pursuant to Section 5.2.

                  (t) YORK COMMON STOCK. The common stock of York International Corporation.

                  (u) YORK STOCK FUND. An investment fund which may be established by the Administrative Committee, which shall be a unitized fund consisting of York Common Stock and such other investments necessary to allow for liquidity as determined by the Administrative Committee. The York Common Stock Fund shall be subject to the provisions of Article XI.

                                 ARTICLE III
                                   ELIGIBILITY

         3.1. ELIGIBILITY. Each highly compensated employee or member of management of the Employer who is selected by the Compensation Committee, shall be eligible to become a Participant as of the date designated by the Compensation Committee. An eligible employee shall remain eligible until such time as the Compensation Committee affirmatively revokes such employee's eligibility. Each Outside Director shall be eligible to participate in the Plan. Notwithstanding the foregoing, upon attainment of age 70, a Participant shall no longer be permitted to make future deferrals and shall cease to be eligible to participate in the Plan.

         3.2.     PARTICIPATION AND DEFERRAL AGREEMENTS.

         In order to become a Participant in the Plan for purposes of having Deferred Compensation credited to such Participant's Account, an eligible individual must deliver an executed Deferral Agreement to the Administrative Committee in accordance with the following provisions:

                  (a)      BONUS DEFERRALS.

                           (i)      Newly Eligible Employees.

                                    (A)      Each newly eligible employee must
deliver an executed Deferral Agreement to the Administrative Committee by the later of (1) March 31 of the calendar year in which the employee first becomes eligible or (2) within thirty days of first becoming eligible, in order to elect Bonus Deferrals pursuant to Section 4.1 with respect to the annual performance bonus that may become payable for services rendered during the calendar year in which such individual first becomes eligible.

                                    (B)      Notwithstanding Section 3.2(a)(i),
if an individual first becomes eligible anytime during the last quarter of a calendar year, such individual may elect Bonus Deferrals pursuant to Section 4.1 only with respect to the annual performance bonus that may become payable for services to be rendered during the calendar year next following the


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calendar year in which such individual first becomes eligible and for subsequent calendar years (i.e., no Bonus Deferrals may be elected for the calendar year in which such individual first becomes eligible).

                           (ii)     Previously Eligible Employees. After the
period described in Section 3.2(a)(i)(A) above, an eligible employee may make a Bonus Deferral election with respect to a subsequent calendar year by delivering an executed Deferral Agreement to the Administrative Committee by March 31 of each such calendar year to which the Bonus Deferral election is to apply.

                           (iii)    Subsequent Elections. A Participant's
executed Deferral Agreement with respect to Bonus Deferrals shall be effective only with respect to the specific year to which such Deferral Agreement applies and shall not be effective for any subsequent year.

                  (b)      SALARY DEFERRALS AND MATCHING CONTRIBUTIONS.

                           (i)      Newly Eligible Employees. Each newly
eligible employee may choose to participate in the Plan for purposes of having Salary Deferrals and Matching Contributions credited to his or her Account by delivering an executed Deferral Agreement electing Salary Deferrals to the Administrative Committee within 30 days of first becoming eligible. Such employee shall become a Participant in the Plan, for purposes of having Salary Deferrals and Matching Contributions credited to his or her Account, as of the first day of the first pay period after such employee delivers such executed Deferral Agreement to the Administrative Committee.

                           (ii)     Previously Eligible Employees. After the
30-day period described in Section 3.2(b)(i) above, any eligible employee may elect to begin participating in the Plan for purposes of having Salary Deferrals and Matching Contributions credited to his or her Account by delivering an executed Deferral Agreement electing Salary Deferrals to the Administrative Committee. Such employee shall become a Participant in the Plan for purposes of having Salary Deferrals and Matching Contributions credited to his or her Account, as of the first day of the calendar quarter after such employee delivers such executed Deferral Agreement to the Administrative Committee; provided, however, that such election must be filed not less than 30 days prior to the beginning of a calendar quarter in order to be effective for such calendar quarter.

                           (iii)    Subsequent Elections. A Participant's
executed Deferral Agreement with respect to Salary Deferrals shall remain in effect indefinitely until revoked or changed by delivery of a subsequent Deferral Agreement to the Administrative Committee pursuant to Section 4.2.


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                  (c)      DIRECTORS' FEE DEFERRALS.

                           (i)      Newly Eligible Individuals. Each newly
eligible individual may choose to participate in the Plan for purposes of having Directors' Fee Deferrals credited to such Participant's Account by delivering an executed Deferral Agreement electing Directors' Fee Deferrals to the Administrative Committee within 30 days of first becoming eligible. Such individual shall become a Participant in the Plan, for purposes of having Directors' Fee Deferrals credited to his or her Account, as of the first day of the first period for which such fees are payable after such individual delivers such executed Deferral Agreement to the Administrative Committee.

                           (ii)     Previously Eligible Individuals. After the
30-day period described in Section 3.2(c)(i) above, any eligible individual may elect to begin participating in the Plan for purposes of having Directors' Fee Deferrals credited to his or her Account by delivering an executed Deferral Agreement electing Directors' Fees Deferrals to the Administrative Committee. Such individual shall become a Participant in the Plan for purposes of having Directors' Fee Deferrals credited to his or her Account, as of the first day of the calendar quarter after such individual delivers such executed Deferral Agreement to the Administrative Committee; provided, however, that such election must be filed not less than 30 days prior to the beginning of a calendar quarter in order to be effective for such calendar quarter.

                           (iii)    Subsequent Elections. A Participant's
executed Deferral Agreement with respect to Directors' Fee Deferrals shall remain in effect indefinitely until revoked or changed by delivery of a subsequent Deferral Agreement to the Administrative Committee pursuant to
Section 4.4.

                                   ARTICLE IV
                              DEFERRED COMPENSATION

         4.1.     BONUS DEFERRALS.

                  (a) A Participant may elect to defer the right to receive all or any portion of any bonus the Participant might be awarded under the annual performance bonus program of the Employer with respect to the Participant's services performed during a calendar year. The amount of such Bonus Deferral must be specified in an executed Deferral Agreement delivered to the Administrative Committee in accordance with the provisions of Section 3.2. A Bonus Deferral election is irrevocable once the applicable executed Deferral Agreement is delivered to the Administrative Committee.

                  (b) The amount of any annual performance bonus deferred with respect to any calendar year shall reduce the amount of such bonus otherwise payable to the Participant as of the date such payment otherwise would have been made, and the amount of such reduction shall be allocated to a Participant's Account as soon as administratively feasible in accordance with policies established by the Administrative Committee.


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         4.2.     SALARY DEFERRALS.

                  (a) A Participant may elect to defer the right to receive all or any part of the Participant's base salary scheduled to be paid during a calendar year. The amount of such Salary Deferrals must be specified in an executed Deferral Agreement delivered to the Administrative Committee in accordance with the provisions of Section 3.2(b), and shall commence as of the date such individual becomes a Participant in the Plan pursuant to Section 3.2(b).

                  (b) The amount of Salary Deferrals elected on a Deferral Agreement shall remain in effect indefinitely until changed or revoked by delivery of a subsequent Deferral Agreement to the Administrative Committee. A Participant may make four changes per calendar year to the amount of Salary Deferrals elected, including electing to cease Salary Deferrals. Such change or revocation shall become effective as of the first day of the calendar quarter after the new Deferral Agreement is delivered to the Administrative Committee, provided that such change was submitted at least 30 days prior to the start of such calendar quarter.

                  (c) Salary Deferrals pursuant to this Section 4.2 with respect to a calendar year shall reduce the Participant's regular salary payments on a ratable basis over such calendar year. Salary Deferrals shall be allocated to a Participant's Account as soon as administratively feasible in accordance with policies established by the Administrative Committee.

         4.3.     MATCHING CONTRIBUTIONS.

                  (a) For each calendar year, the Administrative Committee shall allocate to each Participant's Account an amount equal to twenty-five percent (25%) of the Participant's Salary Deferrals for such calendar year; provided however, that such Matching Contributions shall not exceed four percent (4%) of any Participant's base salary for the calendar year. Subject to the foregoing limit, Matching Contributions shall be allocated to Participant's Account ratably as such Participant's Salary Deferrals are allocated to his or her Account pursuant to Section 4.2(c).

                  (b) Matching Contributions shall not be made with respect to Bonus Deferrals or Directors' Fee Deferrals.

         4.4.     DIRECTORS' FEE DEFERRALS.

                  (a) A Participant may elect to defer the right to receive all or any portion of the fees earned for services rendered as an Outside Director. The amount of such Directors' Fee Deferrals must be specified in an executed Deferral Agreement delivered to the Administrative Committee in accordance with the provisions of Section 3.2, and shall commence as of the date such individual becomes a Participant in the Plan pursuant to Section 3.2(c).


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                  (b)      The amount of any Directors' Fee Deferrals elected on
a Deferral Agreement shall remain in effect indefinitely until changed or revoked by delivery of a subsequent Deferral Agreement to the Administrative Committee. A Participant may make four changes per calendar year to the amount of Directors' Fee Deferrals elected, including electing to cease Directors' Fee Deferrals. Such change or revocation shall become effective as of the first day of the calendar quarter after the new Deferral Agreement is delivered to the Administrative Committee, provided that such change was submitted at least 30 days prior to the start of such calendar quarter.

                  (c) The amount of any Directors' Fee Deferrals with respect to any calendar year shall reduce Participant's directors' fees otherwise payable to the Participant on a ratable basis over such calendar year. Directors' Fee Deferrals shall be allocated to a Participant's Account as soon as administratively feasible in accordance with policies established by the Administrative Committee.

         4.5. VESTING. Each Participant shall be at all times fully vested in and have a nonforfeitable right to the aggregate amount of Deferred Compensation allocated to his or her Account. A Participant shall become vested in the amount of any Matching Contributions allocated to his or her Account in accordance with the vesting provisions of the York International Corporation Investment Plan (as amended from time to time) which are incorporated here by reference.

                                    ARTICLE V
                      ACCOUNTING FOR DEFERRED COMPENSATION

         5.1. ACCOUNTS. The Administrative Committee shall establish a Account on behalf of each Participant which shall be credited (or debited) with Deferred Compensation and Matching Contributions pursuant to Article IV, Value Adjustments as provided in Section 5.2, distributions pursuant to Article VI, and, with respect to Directors' Fee Deferrals, adjustments pursuant to Article XI, as applicable. Each such Account shall consist of such subaccounts as are necessary or desirable to the Administrative Committee for the convenient administration of the Plan. The Accounts and subaccounts shall be bookkeeping reserve accounts only and shall not require segregation of any funds of the Corporation or the Employer or provide any Participant with any rights to any assets of the Corporation or the Employer, except as a general creditor thereof. A Participant shall have no right to receive payment of any amount credited to the Participant's Account except as expressly provided in Article VI of this Plan.

         5.2.     VALUE ADJUSTMENTS.

                  (a) As of each Valuation Date (and such other dates as the Administrative Committee, in its sole and absolute discretion, may determine), the Account of each Participant shall be credited or debited to reflect the amount of net earnings or losses that would have been realized since the immediately preceding Valuation Date if an amount equal to the balance of the Participant's Account had been invested in certain investment funds designated by the Administrative Committee from time to time, and if so permitted by the


                                      -7-
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Administrative Committee pursuant to Section 5.2(b), allocated in the manner specified by the Participant pursuant to procedures established by the Administrative Committee from time to time. Value Adjustments pursuant to this
Section 5.2 with respect to any Valuation Date shall be determined based upon the balance of the Participant's Account as of the immediately preceding Valuation Date, with appropriate adjustments for credits of Deferred Compensation and Matching Contributions pursuant to Article IV and distributions pursuant to Article VI since the immediately preceding Valuation Date.

                  (b) Notwithstanding anything in this Plan to the contrary, the Administrative Committee may, but is not required to, implement investment allocation directions submitted by the Participants and will exercise its discretion in this regard in a nondiscriminatory manner with respect to the Participants.

                                   ARTICLE VI
                     DISTRIBUTIONS OF DEFERRED COMPENSATION

         6.1.     TIME AND MANNER OF DISTRIBUTIONS.

                  (a) Upon the earliest of a Participant's termination of employment, ceasing to be an eligible Outside Director, death or attainment of age 70, the Administrative Committee shall commence payment of the Participant's Account to the Participant or the Participant's Beneficiary, as applicable, as soon as practicable thereafter; provided, however, that the Administrative Committee may determine in its sole and absolute discretion to delay payment commencement to any Participant if necessary to avoid application of the deduction limitation of section 162(m) of the Code to the Employer.

                  (b) All distributions will be based on the value of a Participant's Account measured as of the Valuation Date immediately preceding the date of the distribution. The Administrative Committee determination of value shall be conclusive and binding upon the Employer, the Participant and any other person claiming benefits though the Participant.

                  (c) Unless otherwise elected by the Participant, all payments under this Plan shall be made in a single sum payment.

                  (d) A Participant may elect, by a written election filed with the Administrative Committee, no later than 180 days before the benefit described in Section 6.1(a) would otherwise become payable, to receive distribution in substantially equal quarterly, semi-annual or annual payments (adjusted periodically to reflect Value Adjustments allocated to the Participant's Account pursuant to Section 5.2) over a period of time not to exceed ten years. Any such election, once made, shall be irrevocable.

                  (e) A Participant who has not elected a form of distribution described in Section 6.1(d) at least 180 days or more before distribution of the Participant's benefit is to commence, or a Participant's Beneficiary, may request that his benefit be distributed in a form permitted under Section 6.1(d) by a written request filed with the Compensation Committee,


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which request may be granted or denied in the sole and absolute discretion of the Compensation Committee.

                  (f) Notwithstanding any provision of this Plan to the contrary, the Compensation Committee may, if it determines that such action is in the best interest of the Employer, the Participant or the Participant's Beneficiary, pay the remaining amount of any benefit otherwise payable under (d) or (e) above, in a single-sum payment. The Compensation Committee's determination under this Section 6.1(f) shall be conclusive and binding upon the Employer, the Participant and any other person claiming benefits through the Participant.

         6.2. DEATH OF PARTICIPANT AFTER COMMENCEMENT OF BENEFIT PAYMENTS. In the event that a Participant dies after the commencement of benefit payments and prior to the Participant having received 100% of the value of the Participant's Account, the balance of the Participant's Account shall be distributed to the Participant's Beneficiary in accordance with the method of distribution already in effect, subject to the sole and absolute discretion of the Compensation Committee to pay the remaining balance of the Participant's Account to the Beneficiary in a single-sum payment.

         6.3. HARDSHIP WITHDRAWALS. The Administrative Committee shall establish procedures under which a Participant may request a withdrawal of some or all of the Participant's Account in the event of an unforeseeable severe financial emergency. In general, an unforeseeable severe financial emergency would include circumstances resulting from a sudden and unexpected illness or accident of the Participant or of the Participant's spouse or dependent, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant and for which the resulting financial hardship cannot be reasonably relieved through other sources of funds or by cessation of deferrals under this Plan. The Compensation Committee, in its sole and absolute discretion, shall determine whether any such financial emergency warrants a withdrawal from the Participant's Account and shall determine the amount of such withdrawal so as to limit the withdrawal to that amount which is needed to satisfy the emergency need.

         6.4. INCAPACITY OF RECIPIENT. If any person entitled to a distribution under this Plan is deemed by the Compensation Committee to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Compensation Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Corporation, the Employer and the Plan therefor.

         6.5.     WITHDRAWAL AT AGE 65. Notwithstanding the provisions of
Section 6.1, a Participant who commences participating in the Plan on or after October 1, 2000, may make a one time irrevocable election upon first becoming a Participant to receive a distribution at age 65 of all or any portion of his or her Account. Any distributions made under this Section 6.5 shall


                                      -9-
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be made in the form of a single-sum payment as soon as practicable after the
Participant's attainment of age 65 and shall be valued in accordance with
Section 6.1.

                                  ARTICLE VII
                                     FUNDING

         The obligations of the Corporation and the Employer to distribute benefits under this Plan shall be interpreted solely as an unfunded, contractual obligation to distribute only those amounts credited to the Participant's Account pursuant to Article V in the manner and under the conditions prescribed in Article VI. Any assets set aside, including any assets transferred to a rabbi trust or purchased by the Corporation or the Employer with respect to amounts payable under the Plan, shall be subject to the claims of the Corporation's or the Employer's general creditors, and no person other than the Corporation or the Employer shall, by virtue of the provisions of the Plan, have any interest in such assets. All amounts deferred pursuant to this Plan may, in the Compensation Committee's discretion, be transferred to an irrevocable rabbi trust as soon as practicable after such amounts are allocated to a Participant's Account pursuant to Article IV.

                                  ARTICLE VIII
                                 ADMINISTRATION

         8.1. ADMINISTRATION. The Plan will be administered by the Administrative Committee. The Administrative Committee shall be the named fiduciary for purposes of the claims procedure pursuant to Article IX and shall have authority to act to the full extent of its absolute discretion to:

                  (a)      interpret the Plan;

                  (b) resolve and determine all disputes or questions arising under the Plan subject to the provisions of Article IX, including the power to determine the rights of Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions in the Plan;

                  (c) create and revise rules and procedures for the administration of the Plan and prescribe such forms as may be required for Participants to make elections under, and otherwise participate in, the Plan; and

                  (d) take any other actions and make any other determinations as it may deem necessary and proper for the administration of the Plan.

Any expenses incurred in the administration of the Plan will be paid by the Corporation or the Employer.

         8.2. ADMINISTRATIVE REVIEW. Except as the Compensation Committee may otherwise determine (and subject to the claims procedure set forth in Article IX), all decisions


                                      -10-
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and determinations by the Administrative Committee shall be final and binding upon all Participants and Beneficiaries.

         8.3. GENERAL. No member of the Administrative Committee or the Compensation Committee shall participate in any matter involving any questions relating solely to his or her own participation or benefits under the Plan. The Administrative Committee and Compensation Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon the advice or opinion of any persons, firms or agents retained by it, including but not limited to accountants, actuaries, counsel and other specialists. Nothing in this Plan shall preclude the Corporation or any Employer from indemnifying the members of the Administrative Committee and Compensation Committee for all actions under this Plan, or from purchasing liability insurance to protect such persons with respect to the Plan.

                                   ARTICLE IX
                                CLAIMS PROCEDURE

         The Administrative Committee shall administer a claims procedure as follows:

         9.1. INITIAL CLAIM. A Participant or Beneficiary who believes himself entitled to benefits under the Plan (the "Claimant"), or the Claimant's authorized representative acting on behalf of such Claimant, must make a claim for those benefits by submitting a written notification of his or her claim of right to such benefits. Such notification must be on the form and in accordance with the procedures established by the Administrative Committee. No benefit shall be paid under the Plan until a proper claim for benefits has been submitted.

         9.2. PROCEDURE FOR REVIEW. The Administrative Committee shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan document and that, where appropriate, Plan provisions have been applied consistently to similarly situated Claimants. Any notification to a Claimant required hereunder may be provided in writing or by electronic media, provided that any electronic notification shall comply with the applicable standards imposed under 29 C.F.R.
Section 2520.104b-1(c).

         9.3. CLAIM DENIAL PROCEDURE. If a claim is wholly or partially denied, the Administrative Committee shall notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Administrative Committee determines that special circumstances require an extension of time for processing the claim. If the Administrative Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 180 days from receipt of the claim. The extension notice shall indicate: (i) the special circumstances necessitating the extension and
(ii) the date by which the Administrative Committee expects to render a benefit determination. A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial, (ii) the


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
specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a legal action under section 502(a) of ERISA following an adverse benefit determination on review.

         9.4. APPEAL PROCEDURE. In the case of an adverse benefit determination, the Claimant or his or her representative shall have the opportunity to appeal to the Compensation Committee for review thereof by requesting such review in writing to the Compensation Committee within 60 days of receipt of notification of the denial. Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied. The Claimant or his or her representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. A document, record or other information shall be deemed "relevant" to a claim in accordance with 29 C.F.R.
Section 2560.503-1(m)(8). The Claimant or his or her representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Compensation Committee shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his or her representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         9.5. DECISION ON APPEAL. The Compensation Committee shall notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant's request for review, unless the Compensation Committee determines that special circumstances require an extension of time for processing the appeal. If the Compensation Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate:
(i) the special circumstances necessitating the extension and (ii) the date by which the Compensation Committee expects to render a benefit determination. An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant's claim (the relevance of a document, record or other information will be determined in accordance with 29 C.F.R. Section 2560-1(m)(8)) and (iv) a statement of the Claimant's right to bring a legal action undEr section 502(a) of ERISA.

         9.6. LITIGATION. In order to operate and administer the claims procedure in a timely and efficient manner, any Claimant whose appeal with respect to a claim for benefits has been denied, and who desires to commence a legal action with respect to such claim, must commence such action in a court of competent jurisdiction within 90 days of receipt of notification of such denial. Failure to file such action by the prescribed time will forever bar the commencement of such action.

         9.7. DISPUTES: ENFORCEMENT OF RIGHTS. All reasonable legal and other fees and expenses incurred by the Claimant in connection with any disputed claim regarding any right or benefit provided for in this Plan shall be paid by the Corporation, to the extent permitted by law, provided that the Claimant prevails on the merits of his or her claim in material part as the result of litigation, arbitration or settlement.

                                   ARTICLE X
                    AMENDMENT, DISCONTINUANCE AND TERMINATION

         The Board or the Compensation Committee shall have the right to modify or amend the Plan at any time and from time to time, and the Board shall have the right to discontinue or terminate the Plan at any time and from time to time; provided, however, that no modification, amendment, discontinuance or termination shall adversely affect the rights of Participants to amounts credited to the Accounts maintained on their behalf before such modification, amendment, discontinuance or termination. In the case of termination of the Plan, any amounts credited to the Account of a Participant may, in the sole discretion of the Compensation Committee, be distributed in full to such Participant as soon as reasonably practicable following such termination.

                                   ARTICLE XI
                                 YORK STOCK FUND

         Notwithstanding anything in the Plan to the contrary, the following provisions shall apply to the York Stock Fund.

         11.1. DIRECTORS' FEES ONLY. Only Directors' Fee Deferrals shall be allocable to the York Stock Fund.

         11.2. INVESTMENT ALLOCATION DIRECTIONS. A Participant may provide the Administrative Committee with investment allocation directions, pursuant to such procedures set forth by the Administrative Committee from time to time, that direct that all or a portion of the Participant's Directors' Fee Deferrals be allocated to the York Stock Fund. Any such investment allocation direction shall be prospective in nature and shall apply only to Directors' Fee Deferrals allocated to the Participant's Account after delivery of such investment allocation direction to the Administrative Committee.

         11.3. NO REALLOCATION. A Participant's Directors' Fee Deferrals allocated to the York Stock Fund may not be reallocated to another investment fund.

         11.4. NO HARDSHIP WITHDRAWALS. No hardship withdrawals made pursuant to Section 6.3 of the Plan may be made from the portion of a Participant's Account allocated to the York Stock Fund.

         11.5. NO STOCKHOLDERS' RIGHTS. The allocation of all or a portion of a Participant's Account to the York Stock Fund shall not give such Participant any right or interest in any shares of York Common Stock that may be held from time to time in a rabbi trust incident to the Plan or otherwise.

         11.6. YORK STOCK FUND ACCOUNT. The Administrative Committee shall maintain a bookkeeping account for each Participant with respect to the York Stock Fund to reflect the value of a Participant's Account allocated to the York Stock Fund as of any determination date.

                  (a) The bookkeeping account for a Participant shall be credited, as of the day the applicable Directors' Fee Deferrals would otherwise have been payable to the Participant, with units equal to the number of York Stock Fund units (including fractions of a unit) that could have been purchased with the amount of such Directors' Fee Deferrals on the Valuation Date immediately preceding the date as of which the bookkeeping account is so credited in accordance with procedures established by the Administrative Committee.

                  (b) The Administrative Committee shall adjust each Participant's York Stock Fund Account as appropriate to reflect any stock dividend, stock split, combination of shares, merger, share exchange, consolidation or any other change in the corporate structure of the Corporation or the York Common Stock.

                  (c) For distribution purposes, the value of the portion of the Participant's Account allocated to the York Stock Fund as of such Valuation Date shall be equal to the value of such Participant's York Stock Fund units credited to his or her bookkeeping account as valued in accordance with procedures established by the Administrative Committee on the Valuation Date immediately preceding such distribution.

                  (d) In accordance with procedures established by the Administrative Committee, the Trustee shall reinvest dividends paid on York Common Stock in additional shares of York Stock Fund units. To the extent that the amount of any dividend payment would result in a fractional York Stock Fund unit, the Trustee will retain such excess amount in cash until there is an amount sufficient to purchase a whole unit.

                                  ARTICLE XII
                                  MISCELLANEOUS

         12.1. NON-GUARANTEE OF EMPLOYMENT. Participation in the Plan does not give any person any right to be retained in the service of the Employer. The right and power of the Employer to terminate any employee is expressly reserved.

         12.2. RIGHTS OF PARTICIPANTS TO BENEFITS. All rights of a Participant under the Plan to amounts credited to the Participant's Account are mere unsecured contractual rights of the Participant (or his or her Beneficiary) against the Employer. Each Employer shall be primarily responsible for payment of benefits hereunder to the Participants it employs and the

Beneficiaries of such Participants. In the event an Employer fails to pay any amount due under this Plan for any reason, the Corporation shall be jointly and severally liable for the payment of such amount.

         12.3. NO ASSIGNMENT. No amounts credited to Accounts nor any rights or benefits under the Plan shall be subject in any way to voluntary or involuntary alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance, and any attempt to accomplish the same shall be void.

         12.4. WITHHOLDING. The Corporation shall have the right to deduct from any distribution made hereunder any taxes required by law to be withheld from a Participant with respect to such payment.

         12.5. ACCOUNT STATEMENTS. Periodically (as determined by the Administrative Committee), each Participant shall receive a statement indicating the amounts credited to and payable from the Participant's Account.

         12.6. GENDER. The masculine shall be read in the feminine, the singular in the plural, and vice versa, whenever the context shall so require.

         12.7. TITLES. The titles to articles and sections in this Plan are placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

         12.8. GOVERNING LAW. Except to the extent preempted by applicable federal laws, the Plan shall be construed according to the laws of the state of Delaware, other than its conflict of laws principles.

         12.9. OTHER PLANS. Nothing in this Plan shall be construed to affect the rights of a Participant, a Participant's beneficiaries, or a Participant's estate to receive any retirement or death benefit under any tax-qualified or nonqualified pension plan, deferred compensation agreement, insurance agreement or other retirement plan of the Corporation or the Employer.

         IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed by a duly authorized officer on the ___________ day of September, 2001.


WITNESS:                             YORK INTERNATIONAL CORPORATION


                                     By:
------------------------------            ------------------------

Corporate Secretary                  Title:
                                             ---------------------------

[SEAL]



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